UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Olo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Fulton Street One World Trade Center 82nd Floor New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)
(212) 260-0895
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities

On September 20, 2024, Olo Inc. (“Olo” or the “Company”) announced a reduction of its workforce by approximately 9% to better focus the Company’s investments and to support the Company’s long-term growth objectives. Olo intends to strategically reinvest some savings from this reduction in force into future growth initiatives and will continue to hire for roles critical to those initiatives.

Olo estimates that it will incur charges of approximately $2.2 million to $2.6 million in connection with the reduction of its workforce, which is expected to be incurred in the third quarter of fiscal year 2024. These charges consist primarily of $2.1 million to $2.3 million in charges related to cash expenditures for severance payments and payroll taxes. Of the aggregate amount of charges that the Company estimates it will incur in connection with the reduction of its workforce, the Company expects that approximately $0.2 million to $0.3 million related to employee benefits will be in future cash expenditures.

The estimated charges are based on certain assumptions and actual amounts may differ materially from such estimates.

Item 7.01	Regulation FD Disclosure

 On September 20, 2024, the Company published a memo to employees from the Company’s founder and chief executive officer, Noah H. Glass, regarding the workforce reduction. A copy of the memo is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As of September 20, 2024, the Company reiterates that its third quarter 2024 and fiscal year 2024 guidance ranges for revenue and Non-GAAP operating income are in line with the outlook provided by the Company on July 31, 2024. For more information on these guidance ranges, refer to the press release, included as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2024. The Company notes that the guidance ranges shared on July 31, 2024, and reiterated here, do not reflect the financial impact of the reduction of workforce announcement discussed above.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements include, but are not limited to, Olo’s financial guidance and estimates of costs related to the workforce reduction. Olo’s actual results, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Olo and its management, are inherently uncertain. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and charges relating to the workforce reduction may be greater than anticipated, the risk this workforce reduction may adversely affect Olo’s internal programs and Olo’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that these changes could negatively impact Olo’s business operations, reputation, or ability to serve its customers, the risk that this workforce reduction may not generate its intended benefits as quickly as anticipated or at all, and other general market, political, economic, and business uncertainty. Additionally, these forward-looking statements, particularly Olo’s financial guidance, involve risks, uncertainties, and assumptions, including those related to Olo’s customers’ spending decisions and guest ordering behavior. Undue reliance should not be placed on the forward-looking statements in this report. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results predicted or implied by these forward-looking statements. Significant variations from the assumptions underlying the forward-looking statements could cause Olo’s actual results to vary, and the impact could be significant. Olo assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Memo from Noah H. Glass, dated September 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.
Dated: September 20, 2024

	By:	/s/ Noah H. Glass
Noah H. Glass
Chief Executive Officer (Principal Executive Officer)